Exhibit 10.11

CONSULTING AGREEMENT

David Brunel and Biodesix, Inc. (“Company”) (together, the “Parties”) hereby enter into this Consulting Agreement (“Agreement”) dated and effective as of September 19, 2020 (the “Effective Date”) and agree as follows:

1.    Board Resignation. The Parties hereby acknowledge that Mr. Brunel ceased to be Company’s Chief Executive Officer on December 31, 2019. Since January 1, 2020, Mr. Brunel has served as the Chairman of Company’s board of directors (the “Board”) and has provided certain executive-level services as an employee to Company. Company and Mr. Brunel have agreed that Mr. Brunel will resign his position as Chairman of the Board and will resign from any committees of the Board of which he is a part, as of September 14, 2020. Mr. Brunel will cease providing services to Company as an employee and a member of the Board on December 31, 2020, and will no longer be entitled to a salary for services to Company, except as provided herein. Mr. Brunel will be appointed as a Director Emeritus, as further described below in Section 2(d), effective upon his resignation as Chairman of the Board, and will serve in that role at the pleasure of the Board or until such time as he resigns as a Director Emeritus.

2.    Consulting Period.

a.    Company and Mr. Brunel agree that in his positions as former Chief Executive Officer and Chairman of the Board, he has developed detailed knowledge of Company’s business, strategies, and legal affairs. Company desires that Mr. Brunel provide consulting services to Company to assist it with such matters during 2021. Accordingly, subject to the terms and conditions of this Agreement, and provided that Mr. Brunel signs and returns this Agreement to Company within 21 days of his receipt thereof, complies with the terms of this Agreement, and does not revoke this Agreement in accordance with Section 16 below, Mr. Brunel will provide to Company consulting services as Company requests from time to time in its sole discretion (the “Consulting Services”), up to 10 hours per calendar month, on a non-exclusive basis as an independent contractor for a period (the “Consulting Period”) beginning on January 1, 2021 and ending on December 31, 2021 (the “Consulting End Date,” unless (i) Company terminates the Consulting Period prior to December 31, 2021 pursuant to Section 2(c) below or (ii) Mr. Brunel terminates the Consulting Period prior to December 31, 2021 as set forth in this Section 2(a), in which case the Consulting End Date will be the effective date of such termination). Mr. Brunel shall have the right to terminate the Consulting Period prior to December 31, 2021 by providing the Company with at least fifteen (15) days prior written notice. Mr. Brunel will perform all Consulting Services diligently, in the best interests of Company and to the best of his professional ability and judgment. Mr. Brunel will not enter into any agreement or other obligations on behalf of Company without the express prior written consent of Company’s Chief Executive Officer. Notwithstanding anything to the contrary in this Agreement, if Mr. Brunel ceases providing services to the Company prior to December 31, 2020, and therefore does not commence providing services to the Company on January 1, 2021 (or such other date as the parties may mutually agree), then this Agreement shall immediately and automatically be voided, with no liability on the part of the Company for any rights or benefits contained herein; provided, however, that the Options listed on Exhibit A attached hereto shall continue vesting through December 31, 2020 regardless of any termination of Mr. Brunel’s employment prior to December 31, 2020 other than a termination for Cause.

b.    Subject to the terms of this Agreement, Company will pay Mr. Brunel a consulting fee during the Consulting Period of $5,000 per quarter on and after January 1, 2021 and through the end of the Consulting Period (the “Consulting Fee”), payable quarterly without any deductions or withholdings, which Mr. Brunel agrees is the total amount of compensation to which he is entitled for the Consulting Services. Mr. Brunel acknowledges and agrees that he is performing Consulting Services for Company solely as an independent contractor, he will not be considered a Company employee for any purpose, and he hereby acknowledges that he will not participate in and will not receive any employee benefits, including without limitation any participation in any Company health insurance, executive or management incentive bonus plans, equity incentive plans, or other compensation or benefit plans for Company employees or service providers. Mr. Brunel further acknowledges and agrees that Company and the other Released Parties do not owe him any other amounts, including without limitation any salary, bonus, profit-sharing or incentive compensation of any kind, notice or severance pay, equity-based compensation (other than as set forth in Section 3 of this Agreement), or other payments or benefits of any kind. As further described in Section 18(a) hereof, Mr. Brunel further acknowledges and agrees that he shall be solely responsible for the payment of any and all applicable taxes in respect of such Consulting Fee, whether federal, state or local.

c.    Notwithstanding any other provision of this Agreement, Company may immediately terminate the Consulting Period and the Consulting Services if Mr. Brunel (i) engages in any conduct that harms or is reasonably expected to harm the business or reputation of Company, and, (ii) fails to perform the Consulting Services diligently, in the best interests of Company and to the best of his professional ability and judgment, to Company’s reasonable satisfaction, or (iii) otherwise breaches any provision of this Agreement or the Existing Agreements (as defined in Section 7 below). In the event Company elects to terminate the Consulting Period pursuant to this Section 2(c), Company will pay Mr. Brunel a pro rata payment for any Consulting Services rendered prior to the termination date, and no other amount.

d.    Company shall invite Mr. Brunel, as Director Emeritus, to attend meetings of the Board in a nonvoting observer capacity. All confidential non-public information provided to, or otherwise earned by, Mr. Brunel in such capacity will be held in strict confidence. Company reserves the right to withhold any information and to exclude Mr. Brunel from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between Company and its counsel or result in disclosure of trade secrets or a conflict of interest. Mr. Brunel shall similarly recuse himself from any discussions or access to information that could result in a conflict of interest.

3.    Treatment of Outstanding Equity Arrangements. Company previously granted to Mr. Brunel those certain stock options to purchase common stock of Company (“Common Stock”) set forth on Exhibit A to this Agreement (the “Options”). The Parties agree that as of the date hereof the number of shares of Common Stock subject to each Option shall be as set forth on Exhibit A and the vesting schedule of each such Option shall be as reflected on Exhibit A. The Parties further agree that the term of each Base Option (as defined in Exhibit A) shall be amended to expire on the earlier of (a) December 31, 2021, (b) thirty (30) days after the Consulting End Date, and (c) the expiration date of such term as set forth at the time the Option was granted and set forth on Exhibit A. There shall be no changes to the term of each Option granted under the “Bonus to Options Program” as indicated in column (b) of the table in Exhibit A. Except as explicitly modified herein, the existing terms of the Options shall remain in full force and effect (including any terms thereof that relate to the treatment of an Option, including the cancellation thereof, on certain terminations of service, including a termination of service for Cause (as defined in the applicable plan or agreement)).

4.    Requirement of Supplemental Release and Compliance with this Agreement. Mr. Brunel expressly acknowledges and agrees that the benefits and compensation set forth in this Agreement are conditioned on him signing and returning to Company the Supplemental Release attached as Exhibit B to this Agreement (the “Supplemental Release”) within 21 days after (but not before) the Consulting End Date (without revoking it).

5.    Released Parties. “Released Parties” as used in this Agreement includes: (a) Company and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities, and (b) each of the foregoing entities’ and persons’ past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, members, associates, agents, employees, and attorneys, and (c) the predecessors, successors and assigns of each of the foregoing persons and entities.

6.    Release of Claims.

a.    Mr. Brunel Release of Claims.

i.    Mr. Brunel, and anyone claiming through Mr. Brunel or on Mr. Brunel’s behalf, hereby waives and releases Company and the other Released Parties with respect to any and all claims, whether currently known or unknown, that Mr. Brunel now has or has ever had against Company or any of the other Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which Mr. Brunel signs this Agreement. Without limiting the foregoing, the claims waived and released by Mr. Brunel hereunder include, but are not limited to: (1) all claims arising out of or related in any way to Mr. Brunel’s employment or services, compensation and payments in respect of consulting services, other terms and conditions of employment or engagement, or termination from employment with Company, including without limitation all claims for any compensation payments, bonus, severance pay, equity, or any other compensation or benefit; (2) all claims that were or could have been asserted by Mr. Brunel or on Mr. Brunel’s behalf in any federal, state, or local court, commission, or agency, or under any contract, tort or other common law theory; and (3) all claims that were or could have been asserted by Mr. Brunel or on his behalf under: (x) the Age Discrimination in Employment Act; and (y) any other federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, and the Fair Credit Reporting Act. Notwithstanding the foregoing, the releases and waivers in this Section 6 will not apply to any claim for unemployment or workers’ compensation, any claim, if any, to indemnification under any applicable law, any Company by-laws, or any director and officer insurance (it being understood and agreed that this Agreement does not create or expand upon any such rights (if any) to indemnification), or any claim that by law is non-waivable.

ii.    Notwithstanding anything to the contrary in this Agreement, Mr. Brunel understands that nothing contained in this Agreement or the Supplemental Release limits Mr. Brunel’s ability to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, or any other federal, state or local governmental agency or commission (“Government Agencies”). Mr. Brunel further understands that this Agreement does not limit his ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Company. Nothing in this Agreement waives or releases Mr. Brunel from any obligations that he has as a fiduciary to Company or for any and all of its affiliates under applicable laws, codes, rules and canons of professional conduct and/or responsibility (as may be amended from time to time).

iii.    Mr. Brunel confirms that he has not filed any legal or other proceeding(s) against any of the Released Parties (provided, however, that Mr. Brunel need not disclose to Company, and the foregoing confirmation does not apply to, conduct or matters described in Section 6(a)(ii) above), is the sole owner of the claims released herein, has not transferred any such claims to anyone else, and has the full right to grant the releases and agreements in this Agreement. Mr. Brunel further agrees that he will not at any time become a party to, or otherwise become a class- or collective-member or other similar claimant in, any class, collective, representative, multiple-plaintiff, or other consolidated or similar action in any court or arbitration against any of the Released Parties that involves or is based upon any claim waived and released by Mr. Brunel in Section 6(i) above, and will take all steps necessary to opt out of any such actions. In the event of any complaint, charge, proceeding or other claim (collectively, “Claims”) filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released in Section 6(i) above, Mr. Brunel hereby waives and agrees not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to Mr. Brunel, including without limitation any costs, expenses and attorneys’ fees incurred by or on behalf of Mr. Brunel, except that nothing herein shall prevent Mr. Brunel from receiving any award or bounty in connection with providing information to any governmental authority concerning suspected violations of law.

b.    Company Release of Claims.

i.    In exchange for the mutual consideration provided by the Parties under this Agreement, Company hereby generally and completely releases Mr. Brunel and his agents, employees, heirs, executors, administrators, trustees, legal representatives, successors and assigns and their respective trustees, agents, attorneys, and insurers, past and present (collectively, the “Brunel Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions (collectively, the “Brunel Released Claims”) occurring prior to or on the date that Mr. Brunel executes this Agreement.

ii.    Except as set forth in Section 6(b)(iii), below, the Brunel Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to Mr. Brunel’s employment with the Company, or the termination of that employment; (2) all claims for breach of contract and breach of the implied covenant of good faith and fair dealing; and (3) all tort claims, including claims for defamation, emotional distress, and discharge in violation of public policy.

iii.    Notwithstanding the foregoing, the following are not included in the Brunel Released Claims (the “Brunel Excluded Claims”): (1) any rights which are not waivable as a matter of law; (2) any rights Company has under this Agreement or the Existing Agreements and any claims for breach of this Agreement or the Existing Agreements, including any breach of the restrictive covenants set forth in Sections 9-13 hereof and in any Existing Agreement; and (3) claims arising at any time from Mr. Brunel’s breach of fiduciary duty, gross negligence or willful misconduct, including but not limited to claims of fraud.

7.    Acknowledgements, Representations, and Warranties.

a.    Mr. Brunel hereby acknowledges and agrees that he remains subject to (i) the Eleventh Amended and Restated Investor Rights Agreement, dated as of October 10, 2018, (ii) the Seventh Amended and Restated Voting Agreement, dated as of October 10, 2018, (iii) the Biodesix, Inc. Amended and Restated 2006 Employee, Director, and Consultant Stock Plan, effective March 28, 2013, and any awards granted to Mr. Brunel thereunder, (iv) the Biodesix, Inc. 2016 Equity Incentive Plan, effective February 17, 2016, and any awards granted to Mr. Brunel thereunder, (v) the Biodesix, Inc. Third Amended and Restated Bonus-to-Options Program, effective December 31, 2015, and any awards granted to Mr. Brunel thereunder, and (vi) that certain Confidentiality, Non-Competition, and Intellectual Property Agreement, dated as of January 2, 2008 by and between Company and Mr. Brunel (the “Existing Agreements”).    Mr. Brunel represents and confirms that he has not engaged in any conduct with respect to Company or his duties for Company that violates or has violated any laws, regulations, or obligations to Company. Mr. Brunel also acknowledges and agrees that at all times, he will remain bound by, and will comply with, in all material respects with any and all applicable laws and regulations that are applicable to him and/or his prior professional relationship with Company and any and all of its affiliates. Further, during the Consulting Period, Mr. Brunel will not perform services for or enter into an engagement with any entity that could create a conflict of interest for Mr. Brunel or could result in the breach of any of this Agreement, the Existing Agreements, or any other prior obligation Mr. Brunel has to Company without Company’s express prior written consent. Mr. Brunel agrees that he has no present or future right to employment with Company or any of the other Released Parties.

b.    Except as provided in Section 6(a)(ii) above, and without limiting or otherwise affecting Mr. Brunel’s obligations under Section 2 of this Agreement, Mr. Brunel will reasonably cooperate in any administrative, investigative, litigation or other legal matter(s) involving Company or any of the other Released Parties and which in any way relate to or involve Mr. Brunel’s employment with or other services to Company. Mr. Brunel’s obligation to cooperate hereunder will include, without limitation, meeting and conferring with such persons at such times and in such places as Company and the other Released Parties may reasonably require (including without limitation by telephone, video conference, or other remote means of communication), and giving truthful evidence and truthful testimony and executing and delivering to Company and any of the other Released Parties any truthful papers reasonably requested by any of them. Mr. Brunel will be reimbursed for reasonable out-of-pocket expenses that he incurs in rendering cooperation pursuant to this Agreement, in accordance with Company’s business expense policies then in effect.

c.    Mr. Brunel hereby represents and warrants that: (i) any subsequent employment he has with, or responsibilities for, any other employer or other entity after the date hereof will not violate any of his obligations to Company in the Existing Agreements, this Agreement, or otherwise; (ii) he will not use or disclose to Company or its affiliates any confidential or proprietary information of any other person or entity (including, but not limited to any subsequent employer) in the provision of the Consulting Services; and (iii) his provision of the Consulting Services will not violate, and is not otherwise restricted by, any obligation he may have to any other person or entity, including any subsequent employer.

8.    Return of Property. Mr. Brunel acknowledges and confirms that he has returned or will promptly return all property of Company and the other Released Parties that is in his possession, custody, or control, including without limitation any and all documents and other information that reflect or contain any Company confidential or proprietary information, cell phones and other mobile devices, computers, credit cards, and other equipment and materials furnished to him by Company; provided, however that Mr. Brunel will be entitled to retain during the Consulting Period such property and/or equipment as Company deems necessary for his performance of the Consulting Services but will return all such property upon the earlier of Company’s request and the Consulting End Date.

9.    Mutual Non-Disparagement. Except as otherwise provided in Section 6(a)(ii), Mr. Brunel will refrain from all conduct, verbal or otherwise, that disparages or damages the reputation, goodwill, or standing in the community of Company, any of the other Released Parties, clients, customers, or any of Company’s past, present, or prospective products, services, or other lines of business, and represents that he has not engaged in any such conduct; provided that nothing herein will prohibit Mr. Brunel from giving truthful testimony or evidence to a governmental entity, or if properly subpoenaed or otherwise required to do so under applicable law. Company agrees that it will instruct members of the Board and senior management to refrain from all conduct, verbal or otherwise, that disparages or damages the reputation, goodwill, or standing in the community of Mr. Brunel; provided that nothing herein will prohibit such individuals from giving truthful testimony or evidence to a governmental entity, or if properly subpoenaed or otherwise required to do so under applicable law.

10.    Non-Competition. During the Restricted Period (as defined below), Mr. Brunel shall not, whether as employee, agent, consultant, director, equity holder, member, manager, general or limited partner or in any other capacity (other than as required in Mr. Brunel’s capacity as consultant to Company or one or more of its subsidiaries), and whether directly or indirectly, engage in, provide services to, or otherwise become associated with, any Competing Business (as defined below) anywhere in the world, it being understood that Company offers its products and services worldwide. Notwithstanding the foregoing, Mr. Brunel’s passive ownership of less than two percent (2%) of the outstanding stock of any publicly-traded corporation listed on a national stock exchange will not be deemed to be in breach of this Section solely by reason of such ownership. The “Restricted Period” shall mean the period commencing on the Effective Date and expiring on December 31, 2021, and notwithstanding any earlier termination of this Agreement for any reason. As used in this Agreement, “Competing Business” means any business that is competitive with the business of Company related to diagnostic tests and/or testing solutions and services intended for the identification of and/or treatment of lung cancer, including, without limitation, lung nodule management and/or diagnostics that provide clinical treatment guidance.

11.    No Interference with Customers and Suppliers. During the Restricted Period, Mr. Brunel shall not, whether as employee, agent, consultant, director, equity holder, member, manager, general or limited partner or in any other capacity (other than as required in Mr. Brunel’s capacity as a consultant to Company or one or more of its subsidiaries), and whether directly or indirectly: (a) solicit or knowingly encourage any person or entity who has been an actual customer, supplier, vendor, client, distributor, licensor, or licensee of Company (each a “Business Relation”) at any time during Mr. Brunel’s engagement to terminate or diminish its, his or her relationship with Company or any of its affiliates; (b) seek to solicit or persuade any Business Relation to conduct business with any person engaged in a Competing Business; or (c) accept business from any such Business Relation on behalf of a Competing Business.

12.    Non-Solicitation; No-Hire. During the Restricted Period, Mr. Brunel shall not, whether as employee, agent, consultant, director, equity holder, member, manager, general or limited partner or in any other capacity (other than as required in Mr. Brunel’s capacity as a consultant to Company or one or more of its subsidiaries), and whether directly or indirectly: (a) solicit, recruit, encourage or induce or attempt to solicit, recruit, encourage or induce any person who is or was an employee or independent contractor of Company during the Restricted Period or at any time during the 12 month period prior to the Effective Date and other than any former employee that was terminated by the Company and did not voluntarily resign (the “Service Providers”), to leave the service of the Company or otherwise diminish such person’s relationship with Company; or (b) hire, employ, engage, attempt to hire, employ or engage, or assist any person in hiring, employing or engaging any Service Provider (whether as an employee, consultant, agent, independent contractor or otherwise). Notwithstanding the foregoing, it shall not constitute a violation of this Section if Mr. Brunel, merely makes a general job advertisement that is not specifically directed at any Service Provider.

13.    Confidentiality.

a.    Subject to the exceptions set forth herein, for the duration of Mr. Brunel’s employment with, or services to, Company and thereafter, he shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of Company, all non-public confidential matters relating to Company or any of its affiliates learned by Mr. Brunel heretofore or hereafter directly or indirectly from Company or any of its affiliates (including any such information learned as a result of participating in Board meetings, whether as a director, observer or otherwise) (the “Confidential Company Information”), and shall not disclose such Confidential Company Information to anyone outside of Company or its applicable affiliate except (i) in the course of his consulting services or with the Board’s express written consent, (ii) for Confidential Company Information which is, at the time of the disclosure, already publicly known through no wrongful act of Mr. Brunel or is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement, and (iii) as may be necessary in protected filings or submissions to the arbitrator during a proceeding pursuant to Section 19. Notwithstanding any policy or agreement that could be read to the contrary, nothing in any agreement or policy prohibits, limits or otherwise restricts Mr. Brunel or his counsel from initiating communications directly with, responding to any inquiry from, volunteering information (including confidential or proprietary information of Company or its affiliates) to, or providing testimony before, the U.S. Securities and Exchange Commission, the Department of Justice, the Financial Industry Regulatory Authority, any other self-regulatory organization or any other governmental authority, in connection with any reporting of, investigation into or proceeding regarding suspected violations of law. Mr. Brunel further acknowledges that he is not required to advise or seek permission from Company before engaging in any such activity with any such governmental authority, but that, in connection with any such activity, he must inform such governmental authority that the information he is providing is confidential. Despite the foregoing, Mr. Brunel is not permitted to reveal to any third party, including any governmental, law enforcement or regulatory authority, information that he came to learn during the course of employment with Company or providing services to Company, including as a member of the Board, that is protected from disclosure by any applicable privilege, including, but not limited to, the attorney-client privilege or the attorney work product doctrine, and Company does not waive any applicable privileges or the right to continue to protect its privileged attorney-client information, attorney work product and other privileged information. Mr. Brunel is further advised that U.S. federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state or local government official (either directly or indirectly) or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, notwithstanding anything in this Agreement to the contrary, Mr. Brunel may disclose Confidential Company Information where he is required to do so by law, regulation, court order, subpoena, summons or other valid legal process; provided that he first (i) promptly notifies Company (if it is lawful to do so), (ii) uses commercially reasonable efforts to consult with Company with respect to and in advance of the disclosure thereof, and (iii) reasonably cooperates with Company to narrow the scope of the disclosure required to be made, in each case, solely at Company’s expense.

b.    Mr. Brunel will keep confidential and not disclose to any other person the existence or terms of this Agreement; provided, that Mr. Brunel may disclose the terms of this Agreement (i) to the extent required to enforce or comply with the terms of this Agreement (including the restrictive covenants), ii) to the extent required to be disclosed by any law or order (provided that as soon as practicable before such disclosure, Mr. Brunel will give Company prompt written notice of such disclosure to enable Company to seek a protective order or otherwise preserve the confidentiality of such information), (iii) to Mr. Brunel’s immediate family members and representatives (such as tax advisors and attorneys) who need to know such information for legitimate business purposes and (iv) in the course of filing a charge with a government agency or participating in its investigation.

14.    No Admission. Nothing in this Agreement is intended to or will be construed as an admission by Company or any of the other Released Parties that any of them violated any law, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to Mr. Brunel or otherwise. The Released Parties expressly deny any such illegal or wrongful conduct.

15.    Remedies. Mr. Brunel and Company agree that a breach of Section 6(a)(i) or (ii), or Sections 8-13 of this Agreement by Mr. Brunel will result in irreparable damages and harm to Company and that Company will be without an adequate remedy at law in the event of such breach. As a result, Mr. Brunel agrees that Company may, in addition to any other remedies available to it, institute and prosecute proceedings in any court of competent jurisdiction in the state of Colorado (except that enforcement of any award or remedy may be instituted and pursued in any relevant jurisdiction) to enjoin him from violating such provisions of this Agreement and that, in any such proceedings, he will not assert that Company has an adequate remedy at law for the breach by Mr. Brunel of such provisions.

16.    ADEA Waiver. Mr. Brunel understands and agrees that: (a) this is the full and final release of all claims, including claims under the Age Discrimination in Employment Act, against the Released Parties through the date he signs this Agreement; (b) he knowingly and voluntarily releases claims hereunder for valuable consideration; (c) he hereby is and has been advised of his right to have his attorney review this Agreement (at his cost) before signing it; (d) he has 21 days to consider whether to sign this Agreement; (e) his release of claims herein does not waive or release any rights or claims that may arise after the date he signs this Agreement and (f) he may, at his sole option, revoke this Agreement upon written notice delivered to John Patience, Company’s director, within 7 days after signing it. This Agreement will not become effective or enforceable until this 7-day period has expired and will be void if Mr. Brunel revokes it.

17.    Additional Provisions. This Agreement embodies the entire agreement of the Parties regarding the matters described herein and supersedes any and all prior and/or contemporaneous agreements, oral or written, between the Parties regarding such matters, provided that the Existing Agreements will continue in full force and effect in accordance with their terms. Mr. Brunel acknowledges that no promises or representations other than those set forth in this Agreement have been made to him to induce him to sign this Agreement, and that Mr. Brunel only has relied on promises expressly stated herein. This Agreement may be modified only by a writing signed by all Parties. The waiver by either party of a breach of any term or provision of this Agreement must be in writing signed by such party in order to be binding and, further, will not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement. This Agreement is enforceable by Company and its affiliates and may be assigned or transferred by Company to, and will be binding upon and inure to the benefit of, any parent or other affiliate of Company or any person which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets, stock or business of Company or of any division thereof. Mr. Brunel may not assign any of his rights or obligations under this Agreement. If any restriction herein is found to be unenforceable by a court of competent jurisdiction, the Parties agree that any such restriction may be modified or limited so that it or they may then be enforced to the fullest extent possible. The provisions of this Agreement are severable if a court of competent jurisdiction finds any of them unenforceable (after any modification or limitation under the foregoing).

18.    Tax Matters.

a.    Mr. Brunel and Company agree that any Consulting Fees will be reported on an IRS Form 1099. Mr. Brunel acknowledges and agrees that he is and will be solely responsible for the payment of any and all applicable federal, state, local, and other taxes relating to any Consulting Fees. Mr. Brunel further agrees to indemnify, defend, and hold harmless Company and the other Released Parties for and against any and all federal, state, local, or other tax liability (including without limitation, liability for back withholding, penalties, interest, and attorneys’ fees) incurred by any of them relating in any way to the Consulting Fees.

b.    It is intended that any amounts payable under this Agreement will be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and treasury regulations relating thereto, so as not to subject Mr. Brunel to the payment of any interest and tax penalty which may be imposed under Section 409A of the Code, and this Agreement will be interpreted and construed accordingly; provided, however, that Company and the other Released Parties will not be responsible for any taxes, penalties, interest or other losses or expenses incurred by Mr. Brunel due to any failure to comply with Section 409A of the Code. The timing of the payments or benefits provided herein may be modified to so comply with Section 409A of the Code. All references in this Agreement to Mr. Brunel’s termination of services will mean a separation from service within the meaning of Section 409A of the Code. Each payment under this Agreement as a result of the separation of Mr. Brunel’s service will be considered a separate payment for purposes of Section 409A of the Code. Notwithstanding any other provision in this Agreement, if on the date of Mr. Brunel’s separation from service (as defined in Section 409A of the Code) (i) Company is a publicly traded corporation and (ii) Mr. Brunel is a “specified employee,” as defined in Section 409A of the Code, then to the extent any amount payable under this Agreement upon Mr. Brunel’s separation from service constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, that under the terms of this Agreement would be payable prior to the six (6) month anniversary of Mr. Brunel’s separation from service, such payment will be delayed until the earlier to occur of (x) the first day of the seventh month following such separation from service or (y) the date of Mr. Brunel’s death. Any reimbursement payable to Mr. Brunel pursuant to this Agreement will be conditioned on the submission by him of all expense reports reasonably required by Company under any applicable expense reimbursement policy, and will be paid to Mr. Brunel within thirty (30) days following receipt of such expense reports, but in no event later than the last day of the calendar year following the calendar year in which he incurred the reimbursable expense. Any amount of expenses eligible for reimbursement or in-kind benefit provided during a calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefit to be provided during any other calendar year. The right to reimbursement or to an in-kind benefit pursuant to this Agreement will not be subject to liquidation or exchange for any other benefit.

19.    Choice of Law; Arbitration. This Agreement is made in the United States and shall be subject to the laws of the United States and the State of Delaware (without regard to any conflicts of law rule that would require the application of the law of any other jurisdiction). Any controversy or claim arising out of or relating to this Agreement (other than to the extent necessary for Company to avail itself of the remedies set forth in Section 15 of this Agreement) that is not resolved by Mr. Brunel and Company (or its affiliates, where applicable) shall be submitted to arbitration in Denver, Colorado in accordance with Delaware law and the employment arbitration rules and procedures of the American Arbitration Association, before an arbitrator experienced in employment disputes who is licensed to practice law in the State of Colorado. The determination of the arbitrator shall be conclusive and binding on Company (or its affiliates, where applicable) and Mr. Brunel, and judgment may be entered on the arbitrator’s award in any court having jurisdiction. The arbitration shall be held in Denver.

20.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be considered an original, and all of which taken together will be considered one and the same instrument. This Agreement may be executed by .pdf signatures and a .pdf signature will constitute an original for all purposes.

THE PARTIES STATE THAT THEY HAVE READ THE FOREGOING, UNDERSTAND EACH OF ITS TERMS, AND INTEND TO BE BOUND THEREBY:

DAVID BRUNEL	BIODESIX, INC.

/s/ David Brunel	By:	/s/ John Patience

	Title:	Chairman of the Board of Directors

Date: 9/20/2020	Date: 9/20/20

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